Exhibit 99.2

UNION BANK OF CALIFORNIA, N.A.

TRUST AGREEMENT

TABLE OF CONTENTS

PURPOSE		4

DEFINITIONS		5

ARTICLE I ESTABLISHMENT AND GENERAL OPERATION OF TRUST		6
1.1	Establishment of Trust	6
1.2	Revocability	6
1.3	Grantor Trust	6
1.4	Right to Trust Assets	6
1.5	Payments to Employer	6
1.6	Signing Authority; Trustee’s Reliance	6
1.7	Acceptance of Assets; Trust Composition	7
1.8	Trust Contributions	7
1.9	No Duty of Trustee to Enforce Collection	7
1.10	Plan Administration	7
1.11	Change in Control	7
1.12	Participant Accounts	7
1.13	Tax Payments and Reporting	8

ARTICLE II INVESTMENTS		8
2.1	Trustee Investment Authority	8
2.2	Disposition of Income	9
2.3	Employer Securities	9

ARTICLE III TRUSTEE’S POWERS		10
3.1	General Trustee’s Powers	11
3.2	Additional Powers	12

ARTICLE IV TRUSTEE AND EMPLOYER DUTIES		15
4.1	Plan and Trust Characteristics	15
4.2	Payments to Participants	15
4.3	Accounts and Records	16
4.4	Reports	17
4.5	Directions to Trustee	17
4.6	Information to be Provided to Trustee	17

ARTICLE V RESTRICTIONS ON TRANSFER		18
5.1	Persons to Receive Payment	18
5.2	Assignment and Alienation Prohibited	18

ARTICLE VI RESIGNATION, REMOVAL AND SUCCESSION		18
6.1	Resignation or Removal of Trustee	18
6.2	Designation of Successor	19
6.3	Transfer of Trust Assets	19
6.4	Court Appointment of Successor	19

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6.5	Successor’s Powers	19
6.6	Successor’s Duties	19

ARTICLE VII AMENDMENT		20
7.1	Power to Amend	20

ARTICLE VIII LIABILITIES		20
8.1	Declaration of Intent	20
8.	Liability of the Trustee	20
8.3	Indemnification	21

ARTICLE IX DURATION, TERMINATION AND REPAYMENTS TO EMPLOYER		22
9.1	Revocation and Termination	22
9.2	Duration	22
9.3	Payments to the Employer Prior to Termination	22
9.4	Revocation by All Participants	22

ARTICLE X DISTRIBUTIONS IN THE EVENT OF INSOLVENCY OF EMPLOYER		23
10.1	Trustee and Employer Responsibility Upon Notice of Employer’s Insolvency	23

ARTICLE XI MISCELLANEOUS		25
11.1	Emergencies and Delegation	25
11.2	Trustee Compensation, Expenses and Taxes	25
11.3	Third Parties	26
11.4	Adoption by Affiliated Employer	27
11.5	Binding Effect; Successor Employer	27
11.6	Relation to Plan	27
11.7	Partial Invalidity	27
11.8	Construction	27
11.9	Counterparts	27
11.10	Notices	27
11.11	Mediation and Arbitration of Disputes	28

ARTICLE XII EFFECTIVE DATE		29

iii

UNION BANK OF CALIFORNIA, N.A.

RABBI TRUST AGREEMENT

This Trust Agreement (the “Trust Agreement”) is made by and between HOT TOPIC, INC., a California corporation, (the “Employer”), and UNION BANK OF CALIFORNIA, N.A., a national banking association (the “Trustee”), and shall be effective upon the Trustee’s receipt of the initial contribution of money or other property to be held in trust hereunder.

PURPOSE

(a) The Employer and its designated affiliates, each such affiliate being included in the definition of Employer where the context requires has adopted the nonqualified plan or plans identified on the signature page hereof, or which subsequently may be adopted by the Employer (collectively referred to hereinafter as the “Plan”), pursuant to which the Employer expects to incur unfunded deferred compensation liabilities.

(b) The Employer wishes to establish a trust (hereinafter called “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of Employer’s creditors in the event of Employer’s Insolvency, as herein defined, until paid to Plan participants in such manner and at such times as specified in the Plan;

(c) It is the intention of the parties that this Trust shall constitute an unfunded arrangement and, if the Plan participants are employees of the Employer shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974;

(d) It is the intention of Employer to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

(e) The Employer and its subsidiaries will contribute to the Trust assets (including, but not limited to, capital stock of the Employer, rights to acquire such stock or other obligations of the Employer) which are held or are to be held therein, subject to (i) the claims of the Employer’s creditors in the event of the Employer’s Insolvency (as defined in Article X) and (ii) the claims of a subsidiary’s creditors in the event of such subsidiary’s Insolvency (as defined in Article X) until paid to participants in the Plan and beneficiaries of deceased Participants in such manner and at such times as specified in the Plan.

DEFINITIONS

(a) “Administrator” means the Employer or such other person or entity designated in the Plan (or by the Employer) that is responsible for the administration of the Plan and is duly authorized to direct the Trustee.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Employer” means the employer(s) that maintains the Plan to which this Trust Agreement relates; provided, however, that where one or more affiliates of a parent Employer are parties to such Plan or to this Trust Agreement, only the parent Employer shall be authorized to exercise discretionary powers under this Trust Agreement including, but not limited to, the power to direct and remove the Trustee, and to amend and terminate the Plan.

(d) “Employer Securities” means the capital stock of the Employer, rights to acquire such stock, or other obligations of the Employer.

(e) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(f) “Investment Manager” means a person or entity, other than the Trustee, who is appointed by the Employer, or another pursuant to the terms of the Plan, to manage the investment of the Trust Fund, and who meets the requirements of Section 3(38) of ERISA.

(g) “Plan” means one or more nonqualified employee benefit plans which are identified by name on the signature page hereto, or which subsequently may be adopted by the Employer (provided that the Employer has notified the Trustee of any such adoption), some or all of whose assets constitute the Trust Fund.

(h) “Trustee” means UNION BANK OF CALIFORNIA, N.A. or its successor in interest, or any successor appointed pursuant to this Trust Agreement.

(i) “Trust Fund” means the assets held by the Trustee pursuant to this Trust Agreement.

ARTICLE I

ESTABLISHMENT AND GENERAL OPERATION OF TRUST

1.1	Establishment of Trust. The Employer hereby deposits with the Trustee in trust an initial contribution of money or other property, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in the Trust Agreement

1.2	Revocability. The Trust hereby established shall be irrevocable.

1.3	Grantor Trust. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of Subpart E, Part I, Subchapter J, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.4	Right to Trust Assets. The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Participants and the Employer’s general creditors as herein set forth. Plan participants and beneficiaries of deceased participants (hereinafter called “Participants”) shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Participants against Employer. Any assets held by the Trust will be subject to the claims of Employer’s general creditors under federal and state law in the event of Insolvency, as defined in Article XI herein.

1.5	Payments to Employer. Except as provided in Sections 1.2 and 4.2(c) hereof, after the Trust has become irrevocable, the Employer shall have no right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all payment(s) of benefits have been made to Participants pursuant to the terms of the Plan.

1.6	Signing Authority; Trustee’s Reliance. The Employer or the Administrator, as applicable, shall certify in writing to the Trustee the names and specimen signatures of all those who are authorized to act as or on behalf of the Employer or the Administrator (“Authorized Person”), and those names and specimen signatures shall be updated as necessary by a duly authorized officer of the Employer. The Employer or the Administrator, as applicable, shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Employer or the Administrator. Until the Trustee receives written notice that an Authorized Person is no longer authorized to act on behalf of the Employer or Administrator, the Trustee may continue to rely on the Employer’s or Administrator’s designation of such person.

1.7	Acceptance of Assets; Trust Composition. All contributions or transfers shall be received by the Trustee in cash or other property acceptable to the Trustee. The Trust shall consist of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them. The Trustee shall hold, manage and administer the Trust in accordance with this Trust Agreement without distinction between principal and income.

CONTRIBUTIONS

1.8	Trust Contributions. The Employer, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Participant shall have any right to compel such additional deposits.

Upon a Change of Control, Employer shall, as soon as possible, but in no event longer than 90 days following the Change of Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant the benefits to which Participants would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

1.9	No Duty of Trustee to Enforce Collection. Notwithstanding anything herein to the contrary, the Trustee shall have no authority or obligation to enforce the collection of any contribution or transfer to the Trust.

1.10	Plan Administration. The Employer and not the Trustee shall be responsible for administering the Plan (including without limitation determining the rights of the individuals eligible to participate in the Plan, determining any Participant’s right to benefits under the Plan), and issuing statements to Participants of their interest in the Plan.

1.11	Change in Control. For purposes of this Trust Agreement, a “Change in Control” shall mean either a “change in the ownership or effective control” of the Employer or a “change in the ownership of a substantial portion of the assets” of the Employer as those phrases are defined for purposes of Code Section 409A.

1.12	Participant Accounts. The Employer shall maintain in an equitable manner a separate account for each Participant under the Plan (“Account”) in which it shall keep a record of the share of such Participant under the Plan in the Trust. The Employer may appoint a third-party administrator to maintain such Accounts. A Participant’s Account under the Plan shall represent the portion of the Trust allocated to provide such Participant benefits under the Plan. If the Trustee is directed by the Employer to segregate the Trust into separate Accounts for each Participant, at the time it makes a contribution to the Trust, the Employer shall certify to the Trustee the amount of such contribution being made in respect of each Participant under each Plan.

1.13	Participant Accounts Upon a Change in Control. Upon a Change in Control, the Trustee shall become responsible for maintaining a separate Account for each Participant under the Plan based upon segregating the Accounts using Employer’s latest statements of value for each Participant’s Account. The Trustee shall thereafter periodically adjust such Accounts pursuant to the procedures described in the Plan. The Trustee may appoint a third-party administrator to maintain such Accounts. The full expense incurred by the Trustee in maintaining such Accounts shall be reimbursed to the Trustee out of Trust assets. The Employer shall reimburse the Trust for such expense, provided, however, that the Trustee shall have no duty to enforce the Employer’s obligation for such reimbursement.

The Trustee may rely on information provided to the Trustee by the Employer and the Trustee’s and Employer’s determination of Account values shall be conclusive and binding on all interested parties.

1.14	Tax Payments and Reporting. The Employer and not the Trustee shall be responsible for all calculations and payment of income tax, inheritance, estate, or other taxes, and all income tax reporting in connection with the Trust and any contributions thereto and distributions therefrom, as well as all earnings and gains or losses of the Trust. Unless otherwise agreed in writing by the parties, the Trustee shall prepare annually the grantor tax advice information letter for the Trust and promptly provide it to the Employer for use in preparing its corporate income tax return. With respect to the payments to Participants, the Trustee shall withhold the appropriate federal, state and local taxes required to be withheld and shall properly report and remit such payments to the proper taxing authorities only to the extent directed by the Employer and agreed to by the Trustee. The Employer agrees to indemnify and defend Trustee against any liability for any taxes, interest or penalties resulting from or relating to the Trust.

ARTICLE II

INVESTMENTS

2.1	Employer Investment Authority. The Employer shall have the power over and responsibility for the management and investment of Trust assets. The Employer or Administrator, as applicable, may appoint an Investment Manager to direct the Trustee in the investment of all or a specified portion of the Trust assets. The Employer or Administrator, as applicable, may also remove any Investment Manager. The Employer or Administrator, as applicable, shall promptly notify the Trustee in writing of the appointment or removal of any Investment Manager.

The Trustee shall have no duty to make recommendations regarding Trust assets and shall retain assets until directed in writing by the Employer or Investment Manager to dispose of them.

Funding Policy and Investment Guidelines. The Employer shall have the responsibility for establishing and carrying out a funding policy and method, consistent with the objectives of the Plan, taking into consideration the Plans’ short-term and long-term financial needs. It is understood that, unless otherwise agreed in writing, the Employer, rather than the Trustee, shall be responsible for the overall diversification of Trust assets.

2.2	Disposition of Income. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

2.3	Employer Securities. The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Employer. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Participants; provided, however, that the Employer shall retain sole investment management authority and responsibility for any Employer Securities.

The Employer shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Employer in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

The Employer shall not direct the investment of Trust funds in Employer Securities unless the Employer is satisfied that the Employer Securities are exempt from registration under the Federal Securities Act of 1933, as amended, and are exempt from qualification under the California Corporate Securities Law of 1968, as amended, and from any other applicable blue sky law, or in the alternative that the Employer Securities have been so registered and/or qualified. The Employer shall also specify what restrictive legend on transfer, if any, is required to be set forth on the certificates for the Employer Securities and the procedure to be followed by the Trustee to effectuate a resale of such Employer Securities. The Employer shall only direct the investment of funds into Employer Securities (i) if those securities are traded on an exchange permitting a readily ascertainable fair market value, or (ii) if the Employer shall have obtained a current valuation by an independent appraiser, and periodically supplies updated valuations while the Employer Securities remain in the Trust. In determining the value of Employer Securities on a periodic basis, the Trustee may conclusively rely on the certified appraisal or other form of valuation submitted to it by the Employer or the Investment Manager, if any.

The Trustee shall vote Employer Securities or sell pursuant to a tender offer as directed by written instructions of the Employer or by the Participants if the Plan provides for pass through voting of Employer Security proxies to the Participants. If the vote is to be passed through to the Participants, the Employer shall provide any information requested by the Trustee that is necessary or convenient to obtain and preserve the confidentiality of the Participants’ directions. Any conflicting instructions shall be resolved by the Employer, who shall advise the

Trustee on the voting of Employer Securities or tendering the securities in response to a tender offer. Proxies for which votes are not cast, shall be voted or tendered by the Trustee as directed by the Employer. The Employer shall indemnify and hold harmless the Trustee with respect to any action taken or refrained from with regard to voting or tendering Employer Securities, it being expressly understood that the Trustee shall have no discretion with respect to such action unless required by law. The Trustee shall have no duty to provide Participants with information necessary to make an informed decision with respect to the voting or tendering of Employer Securities, which shall be the duty exclusively of the Employer.

The Trustee shall not be liable under the Plan or the Trust for any investment in or retention of Employer Securities held as Trust assets, whether retention is due to instructions to retain, or inability to sell due to any Federal or State securities law restrictions, or the unmarketable or illiquid nature of the investment.

ARTICLE III

TRUSTEE’S POWERS

3.1	General Trustee’s Powers. Trustee shall have, subject to Employer direction, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

(a)	To invest and reinvest the Trust or any part thereof in any one or more kind, type, class, item or parcel of property, real, personal or mixed, tangible or intangible; or in any one or more kind, type, class, item or issue of investment or security; or in any one or more kind, type class or item of obligation, secured or unsecured; or in any combination of them (including those issued or maintained by the Trustee or any of its affiliates, to the extent permitted by law);

(b)	To acquire, sell and exercise options to buy securities (“call” options) and to acquire, sell and exercise options to sell securities (“put” options);

(c)	To buy, sell, assign, transfer, acquire, loan, lease (for any purpose, including beyond the life of this Trust), exchange and in any other manner to acquire, manage, deal with and dispose of all or any part of the Trust property, for cash or credit;

(d)	To make deposits with any bank or savings and loan institution, including any such facility of the Trustee or an affiliate thereof, provided that the deposit bears a reasonable rate of interest;

(e)	To retain all or any portion of the Trust in cash temporarily awaiting investment or for the purpose of making distributions or other payments, without liability for interest thereon, notwithstanding the Trustee’s receipt of indirect compensation known as float;

(f)	To borrow money for the purposes of the Trust from any source other than a party in interest of the Plan, with or without giving security; to pay interest; to issue promissory notes and to secure the repayment thereof by pledging all or any part of the Trust assets;

(g)	To take all of the following actions: to vote proxies of any stocks, bonds or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in the Trust;

(h)	To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)	To consult with legal counsel (who may be counsel for the Employer or the Administrator) with respect to the interpretation of the Trust Agreement or the Trustee’s duties hereunder or with respect to any legal proceedings or any questions of law and shall be entitled to take action or not to take action in good faith reliance on the advice of such counsel;

(j)	To raze or move existing buildings; to make ordinary or extraordinary repairs, alterations or additions in and to buildings; to construct buildings and other structures and to install fixtures and equipment therein;

(k)	To pay or cause to be paid from the Trust any and all real or personal property taxes, income taxes or other taxes or assessments of any or all kinds levied or assessed upon or with respect to the Trust or the Plans;

(l)

Subject to the limitations of 3.1, to hold term or ordinary life insurance contracts or to acquire annuity contracts on the lives of Participants (but in the case of conflict between any such contract and a Plan, the terms of the Plan shall prevail); to pay from the Trust the premiums on such contracts; to distribute, surrender or otherwise dispose of such contracts;

to pay the proceeds, if any, of such contracts to the proper persons in the event of the death of the insured Participant; to enter into, modify, renew and terminate annuity contracts of deposit administration, of immediate participation or other group or individual type with one or more insurance companies and to pay or deposit all or any part of the Trust thereunder; to provide in any such contract for the investment of all or any part of funds so deposited with the insurance company in securities under separate accounts; to exercise and claim all rights and benefits granted to the contract holder by any such contracts. All payments and exercise of all powers with respect to insurance contracts shall be solely on the direction of the Employer;

(m)	To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, as amended from time to time, it being intended that, except as otherwise provided in this Trust, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto.

(n)	Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

3.2	Additional Powers. In addition to the other powers enumerated above, the Trustee, subject to Employer direction, is authorized and empowered:

(a)

To invest funds in any type of interest-bearing account including, without limitation, time certificates of deposit or interest-bearing accounts issued by UNION BANK OF CALIFORNIA, N.A. To use other services or facilities provided by the UnionBanCal Corporation (UNBC), its subsidiaries or affiliates, including but not limited to Union Bank of California, N.A. (Bank), to the extent allowed by applicable law and regulation. Such services may include but are not limited to (1) the placing of orders for the purchase, exchange, investment or reinvestment of securities through any brokerage service conducted by, and (2) the purchase of units of any registered investment company managed or advised by Bank, UNBC, or their subsidiaries or affiliates and/or for which Bank, UNBC or their subsidiaries or affiliates act as custodian or provide other services for a fee, including, without limitation, the HighMark Group of mutual funds. The parties hereby acknowledge that the Bank may receive fees for such services in addition to the fees payable under this Agreement. Fee schedules for additional services shall be delivered to the appropriate party in advance of the provision of such services. Independent fiduciary approval of compensation being paid to the Bank will be sought in advance to the extent required under applicable law and regulation.

If Union Bank of California, N.A. does not have investment discretion, the services referred to above, as well as any additional services, shall be utilized only upon the appropriate direction of an authorized party.

(b)	To cause all or any part of the Trust to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by law, in the name of any nominee, including the nominee name of any depository, and to acquire for the Trust any investment in bearer form; but the books and records of the Trust shall at all times show that all such investments are a part of the Trust and the Trustee shall hold evidences of title to all such investments as are available;

(c)	To serve as custodian with respect to the Trust assets, to hold assets or to hold eligible assets at the Depository Trust Company or other depository;

(d)	To employ such agents and counsel as may be reasonably necessary in administration and protection of the Trust assets and to pay them reasonable compensation; to employ any broker-dealer or other agent, including any broker-dealer or other agent affiliated with the Trustee, and pay such broker-dealer or other agent its standard commissions or compensation from Trust assets; to settle, compromise, abandon, contest or arbitrate all claims and demands in favor of or against the Trust; to prosecute, compromise and defend lawsuits, but without obligation to do so, all at the risk and expense of the Trust; and to charge any premium on bonds purchased at par value to the principal of the Trust without amortization from the Trust, regardless of any law relating thereto;

(e)	To tender its defense to the Employer in any legal proceeding where the interests of the Trustee and the Employer are not adverse, provided that any legal counsel selected to defend the Trustee is acceptable to the Trustee. The Employer may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee;

(f)	To permit such inspections of documents at the principal office of the Trustee as are required by law, subpoena or demand by United States or state agency during normal business hours of the Trustee;

(g)	To comply with all requirements imposed by law;

(h)

To seek written instructions from the Employer or Administrator, as applicable, on any matter and await written instructions without incurring any liability. If at any time the Employer or Administrator, as applicable, should fail to give directions to the Trustee, the Trustee may act in the manner that in its discretion it deems advisable under the circumstances for carrying out the purposes of this Trust. Such actions shall be conclusive on the Employer, the Administrator and the Participants on any matter if written notice of the proposed action is given to Employer five (5) days prior to the action being taken, and the Trustee receives no response;

(i)	To compensate such executive, consultant, actuarial, accounting, investment, appraisal, administrative, clerical, secretarial, custodial, depository and legal firms, personnel and other employees or assistants as are engaged by the Employer or Administrator, as applicable, in connection with the administration of the Plans and to pay from the Trust the necessary expenses of such firms, personnel and assistants, to the extent not paid by the Employer or Administrator, as applicable;

(j)	To impose a reasonable charge to cover the cost of furnishing to Participants statements or documents;

(k)	To act upon proper written directions of the Employer, Administrator, or any Participant, as applicable, including directions given by photostatic teletransmission using facsimile signature. If oral instructions are given, to act upon those in Trustee’s discretion prior to receipt of written instructions. Trustee’s recording or lack of recording of any such oral instructions taken in Trustee’s ordinary course of business shall constitute conclusive proof of Trustee’s receipt or non-receipt of the oral instructions;

(l)	To pay from the Trust the expenses reasonably incurred in the administration of the Trust;

(m)	To maintain insurance for such purposes, in such amounts and with such companies as the Employer or Administrator, as applicable, shall elect, including insurance to cover liability or losses occurring by reason of the acts or omissions of fiduciaries (but only if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary);

(n)	As directed by the Employer or Administrator, as applicable, to cause the benefits provided under the Plan to be paid directly to the persons entitled thereto under the Plan, and in the amounts and at the times and in the manner specified by the Plan, and to charge such payments against the Trust and Accounts with respect to which such benefits are payable;

(o)	To exercise and perform any and all of the other powers and duties specified in this Trust Agreement or the Plans; and in addition to the powers listed herein, to do all other acts necessary or desirable for the proper administration of the Trust, as though the absolute owner thereof.

3.3	Legal Duties. The Trustee shall exercise any of the foregoing powers from time to time as required by law.

ARTICLE IV

TRUSTEE AND EMPLOYER DUTIES

4.1	Plan and Trust Characteristics. To the extent the Plan is designed to cover employees of the Employer, the Employer shall at all times ensure that the Plan and this Trust shall have the characteristics supporting a determination that the Plan is an arrangement constituting an unfunded plan maintained for the purposes of providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of ERISA.

4.2	Payments to Participants.

(a)	The Employer may deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Participant, that provides a formula or other instructions acceptable to the Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with such Payment Schedule. If so directed by the Employer, the Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Employer.

(b)	The entitlement of a Participant to benefits under the Plan shall be determined by the Employer or such party as shall be designated under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)	The Employer may make payment of benefits directly to Participants as they become due under the terms of the Plan. The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants. In addition, if the principal of the Trust, and earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where principal and earnings are not sufficient. The Trustee shall have no duty or obligation to enforce or compel the Employer to make payments hereunder. The Employer may direct the Trustee to reimburse the Employer for payments made directly by Employer to Participants and shall provide the Trustee with such documentation to evidence those direct payments as the Trustee may reasonably request.

(1)	In the event payments are made by the Employer directly to Participants, the Employer shall have sole responsibility for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authority.

(2)	The Trustee shall have no duty or responsibility with respect to the above stated reporting, withholding or payment of taxes and shall have no responsibility to determine that the Employer has provided for such reporting, withholding or payment of such taxes.

(3)	The Employer shall indemnify and hold the Trustee harmless from any and all losses, claims, penalties or damages which may occur as a result of the Trustee’s following in good faith the written direction of the Employer to reimburse the Employer for payments made hereunder to Participants and arising from the Employer’s tax reporting, withholding and payment obligations hereunder.

(d)	Upon the satisfaction of all liabilities of the Employer under the Plan to all Participants the Trustee shall hold or distribute the Trust in accordance with the written instructions of the Employer. Except as provided in (c) above, at no time prior to the Employer’s Insolvency, as defined in Article XI, or the satisfaction of all liabilities of the Employer under the Plans in respect of all Participants having Accounts hereunder, shall any part of the Trust revert to the Employer.

4.3

Accounts and Records. The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements and all other transactions required to be done, including such specific records as shall be agreed upon in writing between the Employer and the Trustee. All such accounts, books and records shall be open to inspection and audit at all reasonable times by the Employer and by the Participants. Within sixty (60) days after the close of each quarter and Plan year and within sixty (60) days after the resignation or removal of the Trustee as provided in Article VI hereof, the Trustee shall render to the Employer a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trustee during the preceding Plan Year or accounting period with respect to the Trust. Such account shall set forth the assets and liabilities of the Trust. The Employer shall have one hundred twenty (120) days after the Trustee’s mailing of each such quarterly or final account within which to file with the Trustee written objections to such account. Upon the expiration of each such period, the account shall be deemed approved by the Employer, except with respect to any act or transaction as to which the Employer files a written objection with the Trustee within such one hundred twenty-day period. Nothing in this Section 4.3 is intended to deprive the Employer of any rights to which it may be entitled by law. With respect to the written account statement, the Trustee shall correct any error it has made, to the extent such error occurred within the applicable statute of limitations period. If such error is discovered more than one hundred twenty days after the end of an accounting period and beyond the timeframe for electronic records retention or for ability to reconcile balances on the Trustee’s trust accounting system, the correction of such error may be reflected on a trust accounting statement subsequent to the statement for the period in which the error occurred.

Notwithstanding anything herein to the contrary, the Trustee shall have no duty or responsibility to obtain valuations of any assets of the Trust Fund, the value of which is not readily determinable on an established market. The Employer shall bear sole responsibility for determining said valuations and shall be responsible for providing said valuations to the Trustee in a timely manner. The Trustee may conclusively rely on such valuations provided by the Employer and shall be indemnified and held harmless by the Employer with respect to such reliance.

4.4	Reports. The Trustee shall file such descriptions and reports and shall furnish such information and make such other publications, disclosures, registrations and other filings as are required of the Trustee by law. The Trustee shall have no responsibility to file reports or descriptions, publish information or make disclosures, registrations or other filings unless directed by the Employer.

4.5	Directions to Trustee. Directions to the Trustee shall be in writing and signed by the persons authorized to direct the Trustee, or shall be made by such other method as the parties shall agree, including directions given by photostatic teletransmission using facsimile signature. The Trustee is also authorized to act on verbal instructions in its discretion prior to receipt of written or photostatic teletransmission instructions. The Trustee is hereby authorized to record conversations and facsimile transmissions made in connection with the Trust. This Trust Agreement specifically anticipates and authorizes the Trustee to act on directions communicated to the Trustee via later-developed electronic and digital media as the parties shall agree.

4.6	Information to be Provided to Trustee. The Employer shall maintain and furnish the Trustee with all reports, documents and information as shall be required by the Trustee to perform its duties and discharge its responsibilities under this Trust Agreement, including without limitation a certified copy of each of the Plans and all amendments thereto.

The Trustee shall be entitled to rely on the most recent reports, documents and information furnished to it by the Employer. The Employer shall be required to notify the Trustee as to the termination of employment of any Participant by death, retirement or otherwise.

The Employer shall arrange for each Investment Manager if appointed pursuant to Section 2.1, and each insurance company issuing contracts held by the Trustee pursuant to Section 3.1(k), to furnish the Trustee with such valuations and reports as are necessary to enable the Trustee to fulfill its obligations under this Trust Agreement, and the Trustee shall be fully protected in relying upon such valuations and reports.

ARTICLE V

RESTRICTIONS ON TRANSFER

5.1	Persons to Receive Payment.

(a)	The Trustee shall, except as otherwise provided in section 4.2(d) and subsection (b) hereunder, pay all amounts payable hereunder only to the person(s) designated under the Plan or deposit such amounts to the Participant’s checking or savings account as directed in writing by the Employer and not to any other person or corporation, and only to the extent of assets held in the Trust. The Employer’s written instructions, to the Trustee to make distributions or not to make distributions, and the amount thereof, shall be conclusive on all Participants.

(b)	Should any controversy arise as to the person(s) to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plans or Trust, the Trustee may retain the amount in controversy pending resolution of the controversy or the Trustee may file an action seeking declaratory relief and/or may interplead the Trust assets in issue, and name as necessary parties the Employer, the Participants and/or any or all persons making conflicting demands.

(c)	The Trustee shall not be liable for the payment of any interest or income, except for that earned as a Trust investment, on any amount withheld or interpleaded under subsection (b).

(d)	The expense of the Trustee for taking any action under subsection (b) shall be paid to the Trustee from the Trust.

5.2	Assignment and Alienation Prohibited. Benefits payable to Participants under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Notwithstanding the foregoing, the Trust shall at all times remain subject to the claims of creditors of the Employer in the event the Employer becomes Insolvent as provided in Article XI.

ARTICLE VI

RESIGNATION, REMOVAL AND SUCCESSION

6.1	Resignation or Removal of Trustee. The Trustee may resign at any time by written notice to the Employer, which shall be effective sixty (60) days after receipt of such notice unless the Employer and the Trustee agree otherwise. The Employer or Administrator, as applicable, may remove the Trustee at any time by written notice to the Trustee, such removal shall be effective sixty (60) days after receipt of such notice unless the Employer and the Trustee agree otherwise.

6.2	Designation of Successor. Upon notice of the Trustee’s resignation or removal, the Employer or Administrator, if applicable, shall promptly designate a successor Trustee who will accept transfer of the assets of the Trust.

If no successor Trustee is designated within sixty (60) days of notice of the Trustee’s resignation or removal, then the chief executive officer and chief financial officer of the Employer are hereby designated as the successor Co-Trustees.

6.3	Transfer of Trust Assets. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed as soon as administratively feasible after receipt of notice of resignation or removal or transfer and appointment of and acceptance by successor Trustee.

6.4	Court Appointment of Successor. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 6.2 hereof, by the effective date of resignation or removal under paragraph 6.1 of this section. If no such appointment has been timely accepted by a successor Trustee, the Trustee may apply to a court of competent jurisdiction for appointment of a successor Trustee or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust. Until the Trust assets have been transferred to the successor Trustee, the Trustee shall be entitled to be compensated for its services according to its published fee schedule then in effect for acting as Trustee.

6.5	Successor’s Powers. A successor Trustee shall have the same powers and duties as those conferred upon the original Trustee hereunder. A resigning Trustee shall transfer the Trust assets and shall deliver the assets of the Trust to the successor Trustee as soon as practicable. The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its resignation, and the Trust assets shall remain liable to reimburse the resigning Trustee for all fees and costs, expenses or attorneys’ fees or losses incurred, whether before or after resignation, due solely to the Trustee’s holding title to and administration of Trust assets.

6.6	Successor’s Duties. A successor Trustee shall have no duty to audit or otherwise inquire into the acts and transactions of its predecessor.

ARTICLE VII

AMENDMENT

7.1	Power to Amend. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. No such amendment shall conflict with the terms of the Plan nor shall it make the Trust revocable after it has become irrevocable in accordance with Section 1.2.

ARTICLE VIII

LIABILITIES

8.1	Declaration of Intent. To the full extent permitted by law, it is the intent of this Article to relieve the Employer, Administrator, Investment Manager, and the Trustee from all liability for any acts or omissions of any other person and to declare the absence of liabilities of all persons referred to in this Article to the extent not imposed by law or by provisions of this Trust Agreement. Each of the following Sections, in declaring such limitation, is set forth without limiting the generality of this Section but in each case shall be subject to the provisions, limitations and policies set forth in this Section.

8.2	Liability of the Trustee.

(a)	The Trustee is not a party to the Plan and shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust assets or under this Trust Agreement or to control any disposition of the Trust or part thereof which is directed by the Employer, Administrator, any Investment Manager or Participant or any person reasonably believed by the Trustee to be their designee(s).

(b)	The Trustee shall have no liability for the adequacy or timeliness of contributions for the purposes of the Plan or for enforcement of the payment thereof.

(c)	The Trustee shall have no liability for the acts or omissions of the Employer, Administrator, any Investment Manager, Participant, or their designee(s).

(d)	The Trustee shall have no liability for following proper directions of any person or entity reasonably believed by the Trustee to have been given authority to direct the Trustee pursuant to this Trust Agreement.

(e)	During such period or periods of time, if any, as the Employer, Administrator, any Investment Manager, Participant, or their designee(s) is directing the investment and management of Trust assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to any securities purchased on their directions if notice of any such right was given prior to the purchase of such securities. If such notice is received by the Trustee after the purchase of such securities, the Trustee shall notify the directing party. The Trustee shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the directing party within a reasonable time prior to the expiration of such right.

(f)	If a directing party directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of the directing party to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest or reclamation of foreign taxes by the Trustee for such securities.

8.3	Indemnification.

(a)	The Trustee shall not be liable for, and the Employer agrees to indemnify and hold harmless the Trustee, its officers, directors, employees or agents, from and against any loss or liability, claims, demands, damages and expenses, (including reasonable attorneys’ fees and costs incurred by the Trustee), any claims of breach of fiduciary duty brought by any person or entity, lawsuits, disputes of any kind, and any taxes or penalties incurred by the Trustee, which may arise from (i) any act taken by the Trustee in good faith in accordance with directions (or any failure to act in the absence of such directions) from the Employer, Administrator, any Investment Manager, Participant or any person reasonably believed by the Trustee to be their designee(s), (ii) the negligence or willful misconduct of the Employer, Administrator, any Investment Manager, Participant or any person reasonably believed by the Trustee to be their designee(s), and (iii) any act or omission by the Employer, Administrator, any Investment Manager, Participant or any person reasonably believed by the Trustee to be their designee(s) except in the event of the Trustee’s gross negligence, willful misconduct or material breach of this Trust Agreement which directly relates to and causes the loss to the Trust.

(b)

The Employer further agrees to indemnify the Trustee for and against any liability imposed on the Trustee, including reasonable attorneys’ fees and costs incurred by the Trustee, which exceeds amounts payable or available from the Trust, arising as a result of claims asserted by any third person or persons, not otherwise described in Section 8.3(a) and whether such person or persons are related to the Trust, for action or failure to take action with respect to Trust Assets. By way of illustration, but not by way of limitation, this subsection is intended to provide indemnification to the Trustee for third party claims relating to Trust property, such as where an unrelated third party is injured in an accident on property owned by the Trust.

(c)	The Employer may satisfy all or any part of its obligations hereunder through insurance arrangements acceptable to the Trustee.

(d)	The indemnifications and releases provided herein shall survive termination of this Trust Agreement and shall apply to the parties’ successors and assigns.

ARTICLE IX

DURATION, TERMINATION AND REPAYMENTS TO EMPLOYER

9.1	Revocation and Termination. The Trust shall not terminate until the date on which Participants are no longer entitled to benefits pursuant to the terms of the Plan Upon termination of the Trust any assets remaining in the Trust shall be returned to Employer. In the event the Trust is terminated following the distribution of all payments and benefits called for herein, from the date of such termination of the Trust and until the final distribution of the remaining Trust assets, if any, the Trustee shall continue to have all the powers provided under this Trust Agreement that are necessary or desirable for the orderly liquidation and distribution of the Trust.

9.2	Duration. This Trust shall continue in full force and effect for the maximum period of time permitted by law and in any event until the expiration of twenty-one years after the death of the last surviving person who was living at the time of execution hereof who at any time becomes a Participant in the Plan, unless this Trust is sooner terminated in accordance with this Trust Agreement.

9.3	Payments to the Employer Prior to Termination. Except with respect to the reimbursement of the Employer by the Trust for benefit payments made directly to a Participant by the Employer pursuant to Section 4.2(c), no part of the Trust shall revert to the Employer at any time prior to the earlier of the Employer’s Insolvency, as defined in Article X, or the satisfaction of all liabilities under the Plan, as described in Section 9.1.

9.4

Revocation by All Participants. Unless the Trust is otherwise revocable by the Employer, upon written approval of all Participants entitled to payment of benefits pursuant to the terms of the Plan, the Employer may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Employer. The Trustee may rely conclusively on the Employer’s directive and certification that all Participants have consented to such revocation and termination.

ARTICLE X

DISTRIBUTIONS IN THE EVENT OF INSOLVENCY OF EMPLOYER

10.1	Trustee and Employer Responsibility Upon Notice of Employer’s Insolvency.

(a)	Insolvency. The Trustee shall cease payment of benefits to Participants if the Employer is Insolvent. The Employer shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Employer under federal and state law as set forth below.

(1)	The Board of Directors and the chief executive officer of the Employer shall have the duty to inform the Trustee in writing of the Employer’s Insolvency. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants. If the Trustee is unable to obtain information sufficient to ascertain Insolvency, the Trustee may seek instructions of a court of law or submit the matter for arbitration before the American Arbitration Association or interplead the Trust Assets at the expense of the Trust.

(2)	Unless the Trustee has actual knowledge of the Employer’s Insolvency, or has received written notice from the Employer or a person claiming to be a creditor alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such evidence concerning the Employer’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Employer’s solvency.

(3)

If at any time the Trustee has determined that the Employer is Insolvent, the Trustee shall discontinue payments to Participants and shall hold the assets of the Trust for the benefit of the Employer’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.

(4)	The Trustee shall resume the payment of benefits to Participants in accordance with Section 4.2 of this Trust Agreement only after the Trustee has determined that the Employer is not Insolvent (or is no longer Insolvent).

(c)	Determination of Insolvency. Upon receipt of the aforesaid written notice of the Employer’s Insolvency, the Trustee shall notify the Employer, and within thirty (30) days of receipt of such notice, the Employer shall engage an arbitrator (the “Arbitrator”) acceptable to the Trustee from the American Arbitration Association to determine the Employer’s solvency or Insolvency. The Employer shall cooperate fully and assist the Arbitrator, as may be requested by the Arbitrator, in such determination and shall pay all costs relating to such determination. The Arbitrator shall notify the Employer and Trustee separately by registered mail of its findings. If the Arbitrator determines that the Employer is solvent or if once found Insolvent the Employer is no longer Insolvent, the Trustee shall resume holding the Trust assets for the benefit of the Participants and may make any distributions called for under this Trust Agreement, including any amounts which should have been distributed during the period when the Trustee suspended distributions in response to a notice of the Employer’s Insolvency, including earnings (or losses) on such suspended distributions. If the Arbitrator determines that the Employer is Insolvent or is unable to make a conclusive determination of the Employer’s Insolvency, the Trustee shall continue to retain the assets of the Trust until the Employer’s status of solvency or Insolvency is decided by a court of competent jurisdiction or it distributes all or a portion of the Trust assets to any duly appointed receiver, trustee in bankruptcy, custodian or to the Employer’s general creditors, but only as such distribution is ordered by a court of competent jurisdiction.

The Trustee shall have no liability for relying upon the determination of the Arbitrator as to the Employer’s solvency or Insolvency.

(d)	If a court of competent jurisdiction orders distribution of only part of the Trust assets and does not specify the manner in which Trust assets are to be liquidated, the Trustee shall liquidate Trust assets as follows:

(i)	If such liquidation is ordered prior to a Change in Control, as directed by the Employer; or

(ii)	If such liquidation is ordered after a Change in Control or upon Insolvency of the Employer, as determined by the Trustee in its sole and absolute discretion.

If the Employer fails to provide instructions under subparagraph (i) above, as to the manner of liquidation within five (5) business days prior to the date the Trustee is required to comply with the court’s order, the Trustee shall liquidate and shall have the authority to order any Investment Manager to liquidate the Trust assets in such manner as the Trustee shall determine in its sole and absolute discretion. The Trustee shall not be liable for any damages resulting from the Trustee’s exercise in good faith of its power to liquidate assets as provided in this paragraph.

(e)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to subsection (b)(3) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Participants by the Employer in lieu of the payments provided for hereunder during any such period of discontinuance of which the Trustee has actual knowledge.

Nothing in this Trust Agreement shall in any manner diminish any right of a Participant to pursue his or her rights as a general creditor of the Employer with regard to payments under the Trust or otherwise.

ARTICLE XI

MISCELLANEOUS

11.1	Emergencies and Delegation.

(a)	In case of an emergency (as determined to exist by the Trustee in its sole discretion), the Trustee may act in the absence of directions from any other person having the power and duty to direct the Trustee with respect to the matter involved and shall incur no liability in so acting.

(b)	By written notice to the Trustee, the Employer may authorize the Trustee to act on matters in the ordinary course of the business of the Trust or on specific matters upon the signature of its delegate.

11.2	Trustee Compensation, Expenses and Taxes.

(a)

The Employer shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee at a rate to be agreed upon by the parties to this Trust Agreement, based upon Trustee’s published fee schedule. If not so paid, the expenses and compensation shall be paid from the Trust. However, the Trustee reserves the right to alter this rate of compensation at any time by providing the Employer with notice of such change at least thirty (30) days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required, such as determination of valuation of assets when current market values are not published and interest on funds to cover overdrafts. The Trustee shall have a lien on the Trust for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and these shall be withdrawn from the Trust and may be reimbursed by the Employer.

(b)	Reasonable counsel fees, reasonable costs, expenses and charges of the Trustee incurred or made in the performance of its duties, expenses relating to investment of the Trust such as broker’s commissions, stamp taxes, and similar items and all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Trust or the income thereof, and the Trustee’s charges for issuing distribution checks to Participants or their representatives shall be paid from, and shall constitute a charge upon the Trust.

(c)	The Employer shall pay any federal, state or local taxes on the Trust, or any part thereof, and/or the income there from. In the event any Participant is determined to be subject to federal income tax on any amount under this Trust Agreement prior to the time of payment hereunder, the entire amount determined to be so taxable shall, at the Employer’s direction, be distributed by the Trustee to such Participant from the Trust. For the above purposes, a Participant shall be determined to be subject to federal income tax with respect to the Trust upon the earlier of: (a) a final determination by the United States Internal Revenue Service (“IRS”) addressed to the Participant which is not appealed to the courts; or (b) an opinion of legal counsel designated in writing by the Employer, addressed to the Employer and the Trustee, that, by reason of Treasury Regulations, amendments to the Code, published IRS rulings, court decisions or other substantial precedent, amounts hereunder subject the Participant to federal income tax prior to payment. The Employer shall undertake at its discretion and at its sole expense to defend any tax claims described herein which are asserted by the IRS against any Participant, including attorney fees and costs of appeal, and shall have the sole authority to determine whether or not to appeal any determination made by the IRS or by a lower court. The Employer also agrees to reimburse any Participant under this Section for any interest or penalties in respect of tax claims hereunder upon receipt of documentation thereof.

11.3	Third Parties.

(a)	No person dealing with the Trustee shall be required to follow the application of purchase money paid or money loaned to the Trustee or inquire as to whether the Trustee has complied with the requirements hereof.

(b)	In any judicial or administrative proceedings, only the Employer and the Trustee shall be necessary parties and no Participant or other person having or claiming any interest in the Trust shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

11.4	Adoption by Affiliated Employer. Any affiliate of the Employer (an “Affiliated Employer”) may adopt the Employer’s Plan with the approval of the Employer. Upon written notice, to the Trustee from the Employer, the Affiliated Employer shall become a party to this Trust Agreement.

11.5	Binding Effect; Successor Employer. This Trust Agreement shall be binding upon and inure to the benefit of any successor to the Employer or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Employer or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship and shall promptly supply information required by the Trustee.

11.6	Relation to Plan. All words and phrases used herein shall have the same meaning as in the Plan, and this Trust Agreement and the Plan shall be read and construed together. In the event of conflict between the terms of the Plan and this Trust Agreement with respect to the rights and duties of the Trustee, the terms of this Trust Agreement shall control. Whenever in the Plan it is provided that the Trustee shall act as therein prescribed, the Trustee shall be and is hereby authorized and empowered to do so for all purposes as fully as though specifically so provided herein or so directed by the Employer.

11.7	Partial Invalidity. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof. In the event of any such holding, the Employer and Trustee and, if applicable, Participants, will immediately amend this Trust Agreement as necessary to remedy any such defect.

11.8	Construction. This Trust Agreement shall be governed by and construed in accordance with the laws of California.

11.9	Counterparts. This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one instrument which may be sufficiently evidenced by any one counterpart.

11.10

Notices. Any notice, report, demand or waiver required or permitted hereunder shall be in writing, shall be deemed received upon the date of delivery if given personally or, if given by mail, upon the receipt thereof, and shall be given personally or by prepaid registered or certified mail, return receipt requested, addressed to the Employer and the Trustee; if to a Participant, to the last mailing address provided to the Trustee with respect to such individual; provided, however, that if any party or his or its successor shall have designated a different address by written notice to the other parties, then to the last address so designated.

11.11	Mediation and Arbitration of Disputes. If a dispute arises under this Trust Agreement between or among the Employer and Trustee or any Participant, except as provided in Sections 5.1(b) and 6.4, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of California Code of Civil Procedure Sections 1280 et seq. The sole arbitrator shall be a retired or former Judge associated with the American Arbitration Association. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction. Each party shall bear its own costs, attorney’s fees and its share of arbitration fees. The Alternate Dispute Resolution Agreement in this Agreement does not constitute a waiver of the parties’ rights to a judicial forum in instances where arbitration would be void under applicable law, and does not preclude the Trustee from exercising its rights to interplead the funds of the Trust at the cost of the Trust.

ARTICLE XII

EFFECTIVE DATE

IN WITNESS WHEREOF, this Trust Agreement is signed by the duly authorized officers of the parties on the dates set forth below their names, and shall be effective on the Trustee’s receipt of Plan assets to be held in trust hereunder. The Employer hereby acknowledges that it has conferred with its counsel with respect to the adoption and the provisions of this Trust Agreement.

UNION BANK OF CALIFORNIA, N.A. “Trustee”		HOT TOPIC, INC. “Employer”

By:	/s/ Ilona Gartner Cecil	By:	/s/ Elizabeth McLaughlin

Ilona Gartner Cecil		Elizabeth McLaughlin, CEO
(typed or printed name)

Title:	Vice President and Manager

Date:	7-6-06	Date:	7-6-06

By:	/s/ Katherine M. Olson	By:	/s/ Robin Elledge

Katherine M. Olson		Robin Elledge, SVP, Human Resources
(typed or printed name)

Title:	Assistant Vice President Trust Officer

Date:	7-6-06	Date:	7-6-06